DISABILITY INCOME AGREEMENT


     This agreement ("Agreement") is made by and between American Capitol Insurance Company ("Company") and William F. Guest ("Guest") to be effective August 25, 1997.

     WHEREAS, Guest has served as Chairman of the Board and chief executive officer of the Company, as well as chief executive officer of the Company's affiliates, and

     WHEREAS, Guest has been and continues to be primarily responsible for developing and implementing the Company's business strategies, and

     WHEREAS, Guest has accumulated and developed expertise, unique skills and knowledge of the Company, its business affairs and the life insurance industry in general, and accordingly is a key employee in respect to the Company's business strategies and critical to the Company's continued success, and

     WHEREAS, the Company has previously provided to Guest a supplemental disability income benefit tied to a waiver of premium benefit under the key man life insurance policy that the Company has on Guest's life, and such waiver of premium benefit expires August 28, 1997, by virtue of its terms, and

     WHEREAS, it is in the best interest of the Company to provide Guest with a supplemental disability benefit to replace the expired benefit;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, including the continued retention of Guest in his role as a key employee of the Company, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.   Continuation of Employee Status and Income in the Event of Disability.

     In the event Guest becomes disabled (as hereinafter defined) Guest shall continue as an employee of the Company, and shall be entitled to all of the employee benefits to which he was entitled at the commencement of his disability, without a change in his employee status and standing (except as otherwise expressly provided herein), including the salary in the amount existing at the commencement of such disability ("regular salary"), except that his regular salary shall be reduced, beginning one year from the date on which such disability commenced if it still continues to exist without an interim cessation, to eighty percent (80%) of his regular salary. Such Company benefits and reduced income shall continue as aforesaid, from the date on which such disability commenced, for a period of five (5) years, or until Guest is seventy-five (75) years old, whichever occurs first; provided, however, if such disability ceases to exist prior to the expiration of the aforesaid period, Guest's regular salary shall resume on the date of such cessation, and any disability that may commence thereafter shall be treated as a new period of disability, without relating it to any previous period or periods of disability.

2.   Disability Defined.

     "Disability" shall mean Guest's inability, either mental or physical, to perform the necessary functions of his position of employment with the Company by reason of his illness or incapacity, whether such disability is deemed to be temporary or permanent, total or partial. Guest shall be deemed to be disabled for the purpose of this Agreement if the Company's Medical Director (or, at the election of the Company, any medical doctor designated by the Company to perform the task hereby contemplated - herein referred to as a "substitute medical doctor"), and a licensed physician or physicians of Guest's choice, shall determine that Guest, whether by reason of accident, illness or mental or physical infirmity, is unable, to a substantial degree, to carry on with adequate vigor and competence his usual and customary duties as a Company employee, in which case they shall designate the date on which such disability is deemed to have commenced. Such determination and designation shall be binding on the Company and Guest. At any reasonable time thereafter upon request of either Guest or the Company, but not more often than every six (6) months, Guest shall make himself available for examination by the Company's Medical Director (or substitute medical doctor, if applicable) and a physician or physicians of Guest's choice, to determine whether such condition of disability continues to exist. Upon the termination of such condition of disability, if and as determined by such medical doctors as aforesaid, Guest shall return to his normal duties and his regular salary shall resume as of such date, such date to be designated by the medical doctors who perform the examination as aforesaid.

     In the event the above two medical doctors are unable to agree (within two weeks following the completion of the examination, including related tests, if any) on any aspect of the examination that is necessary for reaching the required conclusion as to the disability and the commencement date (or cessation date, as the case may be), such two doctors shall select a third medical doctor ("third medical doctor") who shall review the examination report and related tests, if any, and consult with the aforesaid two medical doctors, and the third medical doctor shall make the determinations required by this Agreement. The Company shall pay the costs of the examinations performed pursuant to this Agreement.

3.   Duties and Performance by Guest During a Period of Disability.

     During any period of disability determined as herein provided, Guest shall continue to assist the Company as an employee in any way and to whatever extent that is compatible with his state or condition of disability. For example, if his disability is not total, but nevertheless he is determined to be disabled by the standard hereinabove set forth, Guest shall provide assistance and consultation to the extent that he and the Company determine to be appropriate under the circumstances. If his disability is deemed to be total, and if Guest's condition permits it, Guest shall provide assistance and consultation commensurate with his condition. Unless clearly inappropriate due to his disability (determined in the sole discretion of the Board of Directors), Guest shall continue to be a member of the Company's Board of Directors but, in the sole discretion of the Board of Directors, Guest may be removed, during the period of his disability, as an officer of the Company and/or Chairman of the Board. If Guest is removed as a member of the Board of Directors, he shall be elected to the position of Director Emeritus as provided in the Company's By-Laws. In any case, during such period of disability, whether partial or total, Guest shall not compete with the Company in any of its business activities and objectives, and shall not assist any other person or entity, through consultation, sharing of information, or otherwise, in competition with the Company in any of its business activities and objectives. Guest shall keep confidential any and all information concerning the Company that is confidential and proprietary and that is not otherwise available to the public. For purposes of this paragraph, "Company" includes all of the Company's affiliates.

4.   Not a Contract of Employment.

     This Agreement imposes obligations and rights on the Company and Guest only in respect to any period of disability as herein set forth, and apart from such obligations and rights during any such period of disability, Guest's employment with the Company is "at will."

5.   Disability Insurance.

     The Company may provide disability insurance to Guest as a benefit from time to time, or for its own benefit, and the Company may elect, in its sole discretion, to increase or decrease the amount of such disability insurance, and Guest will cooperate with implementing such decision or decisions. Proceeds payable to Guest under such disability insurance, if any, shall be deducted from any amounts otherwise payable by the Company to Guest pursuant to this Agreement. However, disability income payable to Guest pursuant to any disability insurance for which Guest pays the premium, if any, shall belong to Guest and shall not be deducted from amounts otherwise payable by the Company to Guest pursuant to this Agreement.

     This Agreement is binding upon, and shall inure to the benefit of, as the case may be, the successors, representatives, and administrators of the parties respectively. This Agreement is not assignable. This Agreement may not be altered or amended except in writing signed and delivered by the parties hereto. This Agreement contains the entire agreement of the parties on the subject matter and supersedes any prior discussions or agreements, written or oral, to the contrary.

6.   Effective Date.

     This Agreement is effective on August 25, 1997, and supersedes and replaces the aforementioned disability benefit plan related to the life insurance policy on Guest's life that expires on August 28, 1997.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered to be effective as of the day and year first above written.

                              AMERICAN CAPITOL INSURANCE COMPANY

                              By:/s/John D. Cornett
                                 ---------------------------------------
ATTEST:                            John D. Cornett, President

By:/s/H. Kathleen Musselwhite
   ------------------------------------
    H. Kathleen Musselwhite, Secretary

                                   /s/William F. Guest
                                   -------------------------------------
                                   William F. Guest